U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.     )

Check the appropriate box:

[   ]  Preliminary Information Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14(a)-6(e)(2))

[X]  Definitive Information Statement


                                 E.T. CORPORATION
             (Name of the Registrant as Specified in its Charter)


Payment of Filing Fee (Check the appropriate box):
[X] No Fee Required

[  ]  Fee Computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

1.  Title of each class of securities to which transaction applies:
___________________________________________________________________

2.  Aggregate number of securities to which transaction applies:
___________________________________________________________________

3.  Per unit price or other underlying value of transaction
computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was
determined):
___________________________________________________________________

4.  Proposed aggregate offering price:
___________________________________________________________________

5.  Total fee paid:
___________________________________________________________________

[  ]  Fee paid previously with preliminary materials.

[ ] Check box is any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.  Amount previously paid:
_____________________________________________________________________

2.  Form, schedule, or registration statement number:
_____________________________________________________________________

3.  Filing party:
_____________________________________________________________________

4.  Date filed:
_____________________________________________________________________

Notes:


                               INFORMATION STATEMENT

                                 E.T. Corporation
                       31877 Del Obispo Street, Suite 205
                      San Juan Capistrano, California 92675

                  We Are Not Asking You for a Proxy and You Are
                       Requested Not To Send Us a Proxy

     This Information Statement is furnished by the Board of Directors of E.T. Corporation, a Nevada corporation ("Company"), to the holders of record at the close of business on February 17, 2003 ("Record Date") that were not solicited by the Company, of the Company's outstanding common stock, par value $0.001 per share ("Common Stock",) pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act").

     The Company's Board of Directors unanimously approved a consolidation of the Common Stock on the ratio of one (1) new share for each twenty (20) old shares of Common Stock. The Company has received the consent of a majority of the outstanding shares of Common Stock for the Company for this action, as is required under Nevada Revised Statutes. This Information Statement will be mailed on or about February 27, 2003 to the Company's stockholders of record who have not been solicited for their consent of this corporate action.

                               VOTING SECURITIES

     The record date of shareholders entitled to receive notice of this corporate action by the Company is the close of business on February 17, 2003. On such date, the Company had issued and outstanding 46,784,476 shares of $0.001 par value common stock. Each share is entitled to one vote per share on any matter that may properly come before the shareholders and there is no cumulative voting right on any shares. Under Nevada law, there are no dissenters' rights in connection with this corporate action.

     All matters to be voted on require an affirmative vote of a majority of the issued and outstanding shares of the Company.  The
Company has solicited and received written consent of   a majority of
holders of the Common Stock.

                                 STOCK OWNERSHIP

     The following table sets forth information regarding the beneficial ownership of shares of the Company's common and preferred stock as of February 17, 2003 (46,784,476 shares of common stock issued and outstanding) by (i) all stockholders known to the Company to be beneficial owners of more than 5% of the outstanding stock; and
(ii) all directors and executive officers of the Company, individually and as a group:

Title of    Name and Address              Amount and Nature      Percent of
Class       of Beneficial Owner           of Beneficial          Class
                                          Owner(1)(3)

Common Stock  John Johnston                  1,750,000             3.74%
              31877 Del Obispo Street
              Suite 205
              San Juan Capistrano
              California 92675

Common Stock  Robert M. Miller               1,750,000             3.74%
              31877 Del Obispo Street
              Suite 205
              San Juan Capistrano
              California 92675

Common Stock  Sidney B. Fowlds               1,400,000 (2)         2.99%
              31877 Del Obispo Street
              Suite 205
              San Juan Capistrano
              California 92675

Common Stock  Anthony V. Feimann                     0             0.00%
              31877 Del Obispo Street
              Suite 205
              San Juan Capistrano
              California 92675

Common Stock  Shares of all directors and     4,900,000           10.47%
              executive officers as a group
              (4 persons)

(1) Except as noted, none of these security holders has the right to acquire any amount of the shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

(2) 150,000 of these shares are held in the name of North American Oil and Gas, a company controlled by Mr. Fowlds.

(3) The following warrants are currently outstanding with clients of Rukos Security Advice AG in connection with certain shares purchased by that firm on behalf of its clients (no one client holds warrants covering shares that equal or exceed 5% of the total issued and outstanding shares of the Registrant): (a) 15,000,000 warrants issued on July 3, 2000, exercisable at $0.15 per share for a period of three years thereafter; (b) 10,000,000 warrants issued on June 4, 2001, exercisable at $0.10 per shares for a period of three years thereafter; (c) 10,000,000 warrants issued on October 25, 2001, exercisable at $0.03 per shares for a period of three years thereafter; and (d) 18,000,000 warrants issued on April 25, 2002, exercisable at $0.02 per shares for a period of three years thereafter

                         CONSOLIDATION OF COMMON STOCK

     The corporate action consists of a consolidation of the Common Stock on the ratio of one (1) new share for each twenty (20) old shares of Common Stock. The Company desires to make this change in order to help raise the price per share of the Common Stock that in turn will help to facilitate financing for the Company.

By order of the Board of Directors
February 17, 2003

/s/  Sidney B. Fowlds
     Sidney B. Fowlds, Chairman